Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          GALES INDUSTRIES INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                                      20-4458244
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            1479 North Clinton Avenue
                               Bay Shore, NY 11706
                    (Address of Principal Executive Offices)

           2005 Stock Incentive Plan of Gales Industries Incorporated
                            (Full title of the plan)

                      Michael A. Gales, Executive Chairman
                          Gales Industries Incorporated
                            1479 North Clinton Avenue
                               Bay Shore, NY 11706
                                 (631) 968-5000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Vincent J. McGill, Esq.
                             Eaton & Van Winkle LLP
                     3 Park Avenue, New York, New York 10016
                                 (212) 779-9910

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title of securities              Amount to be       Proposed maximum offering  Proposed maximum aggregate         Amount of
to be registered                registered (1)           price per share             offering price)           registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares                     10,000,000                  $ 0.24                   $2,400,000                  $256.80
-----------------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

================================================================================

                                   PROSPECTUS

                          GALES INDUSTRIES INCORPORATED
                            2005 STOCK INCENTIVE PLAN

                   ------------------------------------------

   An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing. See "Risk Factors" beginning on page 1.

                         ------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      You should rely only on the information contained in this prospectus or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. Our business may change after the date of this prospectus. Delivery of this document and any sale of securities made hereunder does not mean otherwise.

                         ------------------------------

                 The date of this prospectus is January 17, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary..........................................................  1

Risk Factors................................................................  1

Notice Regarding Forward-looking Information................................  5

Use of Proceeds.............................................................  6

Determination of Offering Price.............................................  6

Selling Security Holders....................................................  6

Plan of Distribution........................................................ 11

Description of Securities to be Registered.................................. 13

Interests of Experts  and Counsel .......................................... 13

Where You Can Find More Information......................................... 13

Incorporation of Company Documents by Reference............................. 14

Signatures.................................................................. 17

                               PROSPECTUS SUMMARY

           THE GALES INDUSTRIES INCORPORATED 2005 STOCK INCENTIVE PLAN

            This Prospectus relates to

            (i) our 2005 Stock Incentive Plan (the "Plan"), which allows for the issuance of up to 10,000,000 shares of Gales Industries Incorporated (the "Registrant") Common Stock, either as stock grants or options, to employees, officers, directors, advisors and consultants of the Registrant; and

            (ii) the resale and/or reoffer by selling shareholders identified herein, to whom options to purchase 5,945,000 shares of our Common Stock were granted prior to the date hereof.

            The Board, or if so appointed, the committee administering the Plan (in either case, the "Administrator") will have sole authority and discretion to grant options under the Plan. We may grant options which become immediately exercisable in the event of a change in control of the Registrant and in the event of certain mergers and reorganizations of the Registrant.

                                  RISK FACTORS

            The purchase of our Common Stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and other information and our consolidated financial statements and related notes included elsewhere in this prospectus. If any of the events described below actually occurs, our operating results would be dramatically adversely affected, which in turn could cause the price of our Common Stock to decline, perhaps significantly. Further, we may not be able to continue our operations. This means you could lose all or a part of your investment.

      The inability to successfully manage the growth of our business may have a material adverse effect on our business, results or operations and financial condition.

            We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. Such activities could result in increased responsibilities for management.

            Our future success will be highly dependent upon our ability to manage successfully the expansion of operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, union relationships, order entry systems and other procedures, and hire sufficient numbers of financial, accounting, administrative, and management personnel. There can be no assurance that we will be able to identify, attract and retain experienced personnel.

            Our future success depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

      The unsuccessful integration of a business or business segment we acquire could have a material adverse effect on our results.

            As part of our business strategy, we expect to acquire assets and businesses relating to or complementary to our operations. These acquisitions will involve risks commonly encountered in acquisitions. These risks include, among other things, exposure to unknown liabilities of the acquired companies, additional acquisition costs and unanticipated expenses. Our quarterly and annual operating results will fluctuate due to the costs and expenses of acquiring and integrating new businesses. We may also experience difficulties in assimilating the operations and personnel of acquired businesses. Our ongoing business may be disrupted and our management's time and attention diverted from existing operations. Our acquisition strategy will likely require additional debt or equity financing, resulting in additional leverage or dilution of ownership. We cannot assure you that any future acquisition will be consummated, or that if consummated, that we will be able to integrate such acquisition successfully.

      Any reduction in government spending on defense could materially adversely impact our revenues, results of operations and financial condition.

            There are risks associated with programs that are subject to appropriation by Congress, which could be potential targets for reductions in funding to pay for other programs. Future reductions in United States Government spending on defense or future changes in the kind of defense products required by United States Government agencies could limit demand for our products, which would have a materially adverse effect on our operating results and financial condition.

            In addition, potential shifts in responsibilities and functions within the defense and intelligence communities could result in a reduction of orders for defense products by segments of the defense industry that have historically been our major customers. As a result, demand for our products could decline, resulting in a decrease in revenues and materially adversely affecting our operating results and financial condition.

      We depend on revenues from a few significant relationships and any loss, cancellation, reduction, or interruption in these relationships could harm our business.

            We derive a material portion of our revenue from one or a limited number of customers. We expect that in future periods we may enter into contracts with customers which represent a significant concentration of our revenues. If such contracts were terminated, our revenues and net income could significantly decline. Our success will depend on our continued ability to develop and manage relationships with significant customers. Any adverse change in our relationship with our significant customers could have a material adverse effect on our business. Although we are attempting to expand our customer base, we expect that our customer concentration will not change significantly in the near future. The markets in which we sell our products are dominated by a relatively small number of customers who have contracts with United States governmental agencies, thereby limiting the number of potential customers. We cannot be sure that we will be able to retain our largest customers or that we will be able to attract additional customers, or that our customers will continue to buy our products in the same amounts as in prior years. The loss of one or more of our largest customers, any reduction or interruption in sales to these customers, our inability to successfully develop relationships with additional customers or future price concessions that we may have to make, could significantly harm our business.

      Continued competition in our markets may lead to a reduction in our revenues and market share.

            The defense and aerospace component manufacturing market is highly competitive and we expect that competition will continue to increase. Current competitors have significantly greater technical, manufacturing, financial and marketing resources than we do. We expect that more companies will enter the defense and aerospace component manufacturing market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in reduced revenue, lower margins or loss of market share, any of which could significantly harm our business.

      Our future revenues are inherently unpredictable; our operating results are likely to fluctuate from period to period and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

            Our quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of performance. Some of the factors that could cause quarterly or annual operating results to fluctuate include conditions inherent in government contracting and our business such as the timing of cost and expense recognition for contracts, the United States Government contracting and budget cycles, introduction of new government regulations and standards, contract closeouts, variations in manufacturing efficiencies, our ability to obtain components and subassemblies from contract manufacturers and suppliers, general economic conditions and economic conditions specific to the defense market. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business. Fluctuations in quarterly results, competition or announcements of extraordinary events such as acquisitions or litigation may cause earnings to fall below the expectations of securities analysts and investors. In this event, the trading price of our Common Stock could significantly decline. In addition, there can be no assurance that an active trading market will be sustained for our Common Stock. These fluctuations, as well as general economic and market conditions, may adversely affect the future market price of our Common Stock, as well as our overall operating results.

            We may lose sales if our suppliers fail to meet our needs. Although we procure most of our parts and components from multiple sources or believe that these components are readily available from numerous sources, certain components are available only from sole sources or from a limited number of sources. While we believe that substitute components or assemblies could be obtained, use of substitutes would require development of new suppliers or would require us to re-engineer our products, or both, which could delay shipment of our products and could have a materially adverse effect on our operating results and financial condition.

      Attracting and retaining key personnel is an essential element of our future success.

            Our future success depends to a significant extent upon the continued service of our executive officers and other key management and technical personnel and on our ability to continue to attract, retain and motivate executive and other key employees, including those in managerial, technical, marketing and information technology support positions. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the defense and aerospace industries are in demand and competition for their talents is intense. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

      Terrorist acts and acts of war may seriously harm our business, results of operations and financial condition.

            United States and global responses to the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats and other global crises increase uncertainties with respect to U.S. and other business and financial markets. Several factors associated, directly or indirectly, with the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats, and other global crises and responses thereto, may adversely affect the Registrant.

            While some of our products may experience greater demand as a result of increased U.S. Government defense spending, various responses could realign U.S. Government programs and affect the composition, funding or timing of our government programs and those of our customers. U.S. Government spending could shift to defense programs in which we and our customers do not participate. As a result of the September 11th terrorist attacks and given the current Middle East and global situation, U.S. defense spending is generally expected to increase over the next several years. Increased defense spending does not necessarily correlate to increased business, because not all the programs in which we participate or have current capabilities may be earmarked for increased funding.

            Terrorist acts of war (wherever located around the world) may cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact our revenues, expenses and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. In addition, as a company with headquarters and significant operations located in the United States, we may be impacted by actions against the United States.

      Our indebtedness may affect operations.

            We are significantly leveraged and our indebtedness is substantial in relation to our shareholders' equity. Our ability to make principal and interest payments will depend on future performance, which is subject to many factors, some of which are outside our control. In addition, our indebtedness to PNC Bank (our "Bank Debt") is secured by substantially all of our assets. In the case of a continuing default under the Bank Debt, the lender will have the right to foreclose on our assets, which would have a material adverse effect on the Registrant. Payment of principal and interest on the Bank Debt may limit our ability to pay cash dividends to shareholders and the documents governing the Bank Debt will prohibit the payment of cash dividends. Our leverage may also adversely affect our ability to finance future operations and capital needs, may limit our ability to pursue other business opportunities and may make our results of operations more susceptible to adverse economic conditions.

      We may issue shares of our capital stock or debt securities to complete an acquisition, which would reduce the equity interest of our stockholders.

            We will, in all likelihood, issue additional shares of our Common Stock or preferred stock, or a combination of common and preferred stock, to complete an acquisition. The issuance of additional shares of our Common Stock or any number of shares of our preferred stock may significantly reduce the equity interest of our current stockholders, may subordinate the rights of holders of our Common Stock if preferred stock is issued with rights senior to the Common Stock and may adversely affect prevailing market prices for our Common Stock.

            Similarly, if we issue debt securities, it could result in default and foreclosure on our assets if our operating revenues after an acquisition were insufficient to pay our debt obligations. Even if our revenues are sufficient to satisfy our debt obligations, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached, such breach could result in a foreclosure action.

            Issuance of securities under the Plan being reported by this prospectus will also result in dilution to our shareholders.

      Because of our limited resources and the significant competition for acquisitions, we may not be able to consummate an acquisition with growth potential, if at all.

            We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

      We may be unable to obtain additional financing, if required, to complete an acquisition or to fund the operations and growth of any business acquired, which could compel us to abandon a particular prospective acquisition.

            If we require additional financing to complete an acquisition, we cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular acquisition, we would be compelled to restructure the transaction or abandon that particular acquisition. In addition, if we consummate an acquisition, we may require additional financing to fund the operations or growth of the business acquired. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our business.

      There is only a limited public market for our securities.

            The trading market for our Common Stock is limited and conducted on the OTC Bulletin Board. Our Common Stock is very thinly traded. There can be no assurance that we will ever achieve a listing of our securities on NASDAQ or a stock exchange or that a more active trading market will ever develop, or, if developed, that it will be sustained.

      Potential Adverse Effect on Market Price of Securities from Future Sales of Common Stock.

            Future sales of Common Stock pursuant to a registration statement or Rule 144 under the Securities Act, or the perception that such sales could occur, could have an adverse effect on the market price of the Common Stock. We have filed a Registration Statement on form SB-2 covering the resale by selling security holders of more than 60,000,000 shares of Common Stock, which became effective as of August 4, 2006. Relative to the number of shares of our freely-trading Common Stock outstanding, which we estimate to be approximately
2.52 million shares, the number of shares which will be sold into the marketplace pursuant to such Registration Statement will be enormous. We believe that such sales will severely depress the market price of our Common Stock

                  NOTICE REGARDING FORWARD-LOOKING INFORMATION

      This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of section 27A of the Securities Act, as amended referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1933, as amended; referred to herein as the Exchange Act and involve known and unknown risks and uncertainties. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may", "will", "should", "plans", "anticipates", "believes", "estimates", "predicts", "intends", "potential" or the negative of such terms, or other comparable terminology.

      Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

      We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Reports on Form 10-KSB and 10-QSB and our company reports on Form 8-K to the SEC. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

      We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

                                 USE OF PROCEEDS

      The options to purchase shares of common stock discussed in this prospectus may be exercised by the selling shareholders and subsequent participants in the Plan, and all proceeds from such exercise will be applied to working capital of the Registrant. All proceeds from the sales of shares received pursuant to the Plan or upon exercise of options granted under the Plan will be retained by the selling shareholders. We will not receive any proceeds from the sale or distribution of the common stock by the selling shareholders or other plan participants.

                         DETERMINATION OF OFFERING PRICE

      The exercise or purchase price, if any, for an award shall be as follows:

      (i) In the case of an Incentive Stock Option: (A) granted to an employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price shall be not be less than one hundred ten percent (110%) of the fair market value per share on the date of grant; or (B) granted to any employee other than an employee described in the preceding clause, the per sale exercise price shall be not less than one hundred percent (100%) of the fair market value per share on the date of grant.

      (ii) In the case of a Non-Qualified Stock Option, the per share exercise price shall be not less than one hundred percent (100%) of the fair market value per share on the date of grant unless otherwise determined by the Administrator;

      (iii) In the case of other Awards, such price as is determined by the Administrator, and

      (iv) Notwithstanding the foregoing, in the case of an Award issued pursuant to a settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction, the exercise or purchase price for the award shall be determined in accordance with the principles of
            Section 424(a) of the Code.

                            SELLING SECURITY HOLDERS

      The common shares being offered for resale or reoffer hereby represent stock issuable under the stock options previously awarded by us to the selling shareholders. The following table sets forth the names of those selling shareholders, and the number of shares of common stock known by us to be beneficially owned by each of the selling shareholders as of January 16, 2007, and the number of shares of common stock being registered for sale. The term "selling shareholder" or "selling shareholders" includes the shareholders listed below and their transferees, assignees, pledgees, donees or other successors. We are unable to determine the exact number of shares that will actually be sold because the selling shareholders may sell all or some of the shares and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that the selling shareholders will sell all of the shares being offered for their account by this prospectus. The shares offered by this prospectus may be offered from time to time by the selling shareholders. The selling shareholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling shareholders also may offer and sell less than the number of shares indicated.


                                                        Shares                         Common stock beneficially owned after
                                                     beneficially        Number of              offering for resale
                                                    owned prior to     Shares being
                                                     offering for       offered for        Number of         Percentage of
                                                        resale            resale             shares       outstanding shares

Name of Selling Security Holder

Michael Gales (1)                                      4,576,219          500,000           4,076,219             7.1%
Louis Giusto (2)                                       3,884,538          480,000           3,404,538             5.9%
Peter Rettaliata (3)                                   1,250,000          300,000             950,000             1.3%
Dario Peragallo (4)                                    1,250,000          300,000             950,000             1.3%

Rsyzar Wawro                                               *                5,000                   0               *
Mauricio Diaz                                              *                5,000                   0               *
Joaquin Melendez                                           *                5,000                   0               *
Claudia Perez                                              *                5,000                   0               *
Keith Hispanski                                            *                5,000                   0               *
James Reinfurt                                             *                5,000                   0               *
Tomas Portillo                                             *                5,000                   0               *
Victor Franco                                              *                5,000                   0               *
Thomas Roderka                                             *                5,000                   0               *
Joyce Rein                                                 *                5,000                   0               *
Deverle Lawther                                            *                5,000                   0               *
Stephen Sariego                                            *                5,000                   0               *
Amparo Andrade                                             *                5,000                   0               *
Zbignie Maliszewski                                        *                5,000                   0               *
William Reyes                                              *                5,000                   0               *
Oscar Debiassi                                             *                5,000                   0               *
Carlos Monterroso                                          *                5,000                   0               *
Ulysses Salva                                              *                5,000                   0               *
George Johnson                                             *                5,000                   0               *
Jorge Ramos                                                *                5,000                   0               *
Juan Rodriguez                                             *                5,000                   0               *
Isidro Patino                                              *                5,000                   0               *
Sy Bigas                                                   *                5,000                   0               *
Jose Fortunato                                             *                5,000                   0               *
Selvins Flores                                             *                5,000                   0               *
John Rojas                                                 *                5,000                   0               *
David Bermudez                                             *                5,000                   0               *
Jorge Chaves                                               *                5,000                   0               *
Jose De Jesus                                              *                5,000                   0               *
Antonio Cuadrado                                           *                5,000                   0               *

Hector Diaz                                                *                 5.000                   0              *
Marlon Flores                                              *                 5,000                   0              *
Thomas Walker                                              *                 5,000                   0              *
Luis Gonzalez                                              *                 5,000                   0              *
Luis Giraldo                                               *                 5,000                   0              *
Oscar Madrigal                                             *                 5,000                   0              *
Felipe Muriel                                              *                 5,000                   0              *
Stavomir Dabrowski                                         *                 5,000                   0              *
joseMejias                                                 *                 5,000                   0              *
Adrian Aguero                                              *                 5,000                   0              *
Gustavo Orosco                                             *                 5,000                   0              *
Daniel Pampalone                                           *                 5,000                   0              *
 Cecilio Valentin                                          *                 5,000                   0              *
Vincenzo Tedone                                            *                 5,000                   0              *
Thomas Dutcher                                             *                 5,000                   0              *
Gustavo Gonzalez                                           *                 5,000                   0              *
 Jorge Gennari                                             *                 5,000                   0              *
Frank Murphy                                               *                 5,000                   0              *
Victor Rivera                                              *                 5,000                   0              *
Carlos Franchino                                           *                 5,000                   0              *
Nolvia Rivera                                              *                 5,000                   0              *
Noel Perla                                                 *                 5,000                   0              *
Changeon Lee                                               *                 5,000                   0              *
Dean Mortera                                               *                 5,000                   0              *
John Rettaliata                                            *                 5,000                   0              *
Luciano Debiassi                                           *                 5,000                   0              *
Gaston Debiassi                                            *                 5,000                   0              *
Oscar Debiassi, Jr.                                        *                 5,000                   0              *
Marcos Freyre                                              *                 5,000                   0              *
Gerard Dietz                                               *                 5,000                   0              *
Eduardo Gorosito                                           *                 5,000                   0              *
Robert Nagy                                                *                 5,000                   0              *
DeJesus Gonzalez                                           *                 5,000                   0              *
Stanley Houlik                                             *                 5,000                   0              *
John Dill                                                  *                 5,000                   0              *
Jorge Ortiz                                                *                 5,000                   0              *
Hermes Oliveros                                            *                 5,000                   0              *
Vincent Bivona                                             *                 5,000                   0              *
Diana Alvarez                                              *                 5,000                   0              *
Martha Gonzalez                                            *                 5,000                   0              *
Pablo Torres                                               *                 5,000                   0              *
Marco Arroyave                                             *                 5,000                   0              *
Jorge Londono                                              *                 5,000                   0              *
Christopher Cirillo                                        *                 5,000                   0              *
Elena Chacon                                               *                 5,000                   0              *
Johan Perez                                                *                 5,000                   0              *
Michelle Malliat                                           *                 5,000                   0              *

Maria Mesa                                                 *                 5,000                   0              *
Beatriz Fuentes                                            *                 5,000                   0              *
David Bowker                                               *                 5,000                   0              *
Gordon Kuloy                                               *                 5,000                   0              *
Domingo Zaba                                               *                 5,000                   0              *
Luis Peragallo, Jr.                                        *                 5,000                   0              *
Don Wolf                                                   *                 5,000                   0              *
Darius Mejer                                               *                 5,000                   0              *
Michael Stebel                                             *                 5,000                   0              *
Michael Biancospino                                        *                 5,000                   0              *
Alberto Rey                                                *                 5,000                   0              *
Robert Gelhaus                                             *                 5,000                   0              *
Felipe Acevedo                                             *                 5,000                   0              *
Julio Flores                                               *                 5,000                   0              *
Agustin Cabrera                                            *                 5,000                   0              *
Ricardo Perez                                              *                 5,000                   0              *
Francisco Calderon                                         *                 5,000                   0              *
Alcides Hernandez                                          *                 5,000                   0              *
Alejandro Cano                                             *                 5,000                   0              *
Jorge Burgos                                               *                 5,000                   0              *
Juan Carlos Martinez                                       *                 5,000                   0              *
Jesus Ayala                                                *                 5,000                   0              *
Hector Osorio                                              *                 5,000                   0              *
Armando Rosero                                             *                 5,000                   0              *
Armando Alvarez                                            *                 5,000                   0              *
Jan Szyjko                                                 *                 5,000                   0              *
German Ortiz                                               *                 5,000                   0              *
Jeff Claisse                                               *                 5,000                   0              *
Seegobin Dookwah                                           *                 5,000                   0              *
James Convey                                               *                 5,000                   0              *
Luis Apolinar                                              *                 5,000                   0              *
Luis Rodriguez                                             *                 5,000                   0              *
Luis Hurtado                                               *                 5,000                   0              *
Jennie Grey                                                *                 5,000                   0              *
Kristie Marie Ciaccio                                      *                 5,000                   0              *
Alejandro Granados-Gomez                                   *                 5,000                   0              *
Christina Parada                                           *                 5,000                   0              *
Lucille Cuomo                                              *                 5,000                   0              *
Frank Sadkowski                                            *                 5,000                   0              *
Barbara Connolly                                           *                 5,000                   0              *
Erasto Rodriguez                                           *                 5,000                   0              *
Jair Gallego                                               *                 5,000                   0              *
Jose Pereyra                                               *                 5,000                   0              *
Alfred Bistrais                                            *                 5,000                   0              *

Kalman Blake                                               *                 5,000                   0              *
Sigismund Kudrycki                                         *                 5,000                   0              *
Policarpo Vergaray                                         *                 5,000                   0              *
Isaac Algarin                                              *                 5,000                   0              *
Angel Torres                                               *                 5,000                   0              *
Alejandro Henriquez                                        *                 5,000                   0              *
Cherisse Williams                                          *                 5,000                   0              *
Jason Lang                                                 *                 5,000                   0              *
Louis Alifano                                              *                30,000                   0              *
Paula Castellano                                           *                30,000                   0              *
James Pfister                                              *                30,000                   0              *
Greg Warren                                                *                30,000                   0              *
Wilson Zuluaga                                             *                30,000                   0              *
Gary Settoducato                                           *                30,000                   0              *
George Kfoury                                              *                30,000                   0              *
Anthony Schiappa                                           *                30,000                   0              *
Michael Revak                                              *                15,000                   0              *
Frank Palmeri                                              *                15,000                   0              *
Marcos Castro                                              *                15,000                   0              *
Michael Lobasso                                            *                15,000                   0              *
Luis Mortera                                               *                15,000                   0              *
Ismael Lucana                                              *                15,000                   0              *
Jairo Gomez                                                *                15,000                   0              *
Richard Roderka                                            *                15,000                   0              *
Norman Felsen                                              *                15,000                   0              *
Anthony Landis                                             *                15,000                   0              *
Blanchard Linda                                            *                15,000                   0              *
Dorothy Ramos                                              *                15,000                   0              *
Efren Sandi                                                *                15,000                   0              *
Fernando Gomez                                             *                15,000                   0              *

*     denotes less than 1%

(1) Beneficially owned shares consist of 4,076,219 shares of Common Stock and vested options exercisable for 500,000 shares of Common Stock.

(2) Beneficially owned shares consist of 3,404,538 shares of Common Stock and vested options exercisable for 480,000 shares of Common Stock.

(3) Beneficially owned shares for Mr. Rettatalia consist of 118,423 shares of Common Stock, vested options exercisable into 300,000 shares of Common Stock, and a convertible note in the principal amount of $332,631, convertible into 831,577 shares of Common Stock, exclusive of the number of shares receivable upon conversion of the interest accrued under such note.

(4) Beneficially owned shares for Mr. Peragallo consist of 118,423 shares of Common Stock, vested options exercisable into 300,000 shares of Common Stock, and a convertible note in the principal amount of $332,631, convertible into 831,577 shares of Common Stock, exclusive of the number of shares receivable upon conversion of the interest accrued under such note.

                              PLAN OF DISTRIBUTION

      The selling shareholders and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. Each selling shareholder will act independently in making decisions with respect to the timing, manner and size of each sale of the shares covered in this prospectus. The selling shareholders may use any one or more of the following methods when selling shares:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the registration statement;

      - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

      - "at the market" to or through market makers or into an existing market for the shares;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      - in other ways not involving market makers or established trading markets, including direct sales to purchasers, sales effected through agents or other privately negotiated transactions;

      - settlement of short sales;

      - broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share;

      - through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);

      - a combination of any the foregoing methods of sale; or

      - any other method permitted by applicable law.

      In the event that a sale is to be made pursuant to this registration statement by a pledgee or other transferee, we will provide appropriate information regarding such pledgee or transferee by a prospectus supplement or a post-effective amendment, if necessary, naming such pledgee or transferee as a selling shareholder.

      Any sale or distribution of common stock by the selling shareholders must be accompanied by, or follow the delivery of, this prospectus, unless the selling shareholders elect to rely on Rule 144 or another exemption from the registration requirements in connection with a particular transaction. The selling shareholders may sell shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may sell directly to broker-dealers as principals, in routine transactions through broker-dealers that will be compensated in the form of discounts, concessions, or commissions, or in block transactions in which a broker-dealer may act as a principal or an agent. The broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares. We have not and do not intend to enter into any arrangement with any securities dealer concerning such discounts, concessions or commissions for the solicitation of offers to purchase the common stock or the sale of such stock.

      Under certain circumstances any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by these broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act of 1933.

      Under the rules and regulations of the Securities Exchange Act of 1934, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. The selling shareholders will also be subject to applicable provisions of the Securities Exchange Act of 1934, and regulations under the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of our shares of common stock by the selling shareholders.

      The selling shareholders will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by the selling shareholders. The shares offered hereby are being registered pursuant to contractual obligations to which we are subject, and we have paid the expenses of the preparation of this prospectus.

      Because the selling shareholders received the common shares directly from us, the common shares constitute "control" or "restricted" securities as defined for purposes of General Instruction C to this Form S-8 Registration Statement and promulgated by the SEC. As such, the common shares may be subject to resale and reoffer limitations imposed by Rule 144(e) under the Securities Act, including those applicable volume limitations on the amount of common shares which can be resold or reoffered during any 90 day period by any selling shareholder.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

      10,000,000 shares of the common stock of the Registrant, each common share being entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All common shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings. There are no preemptive rights to purchase any additional, unissued common shares.

                               EXPERTS AND COUNSEL

            Eaton & Van Winkle LLP will provide the Registrant with a legal opinion in connection with the securities being registered hereby. Eaton & Van Winkle has served as counsel to the Registrant on various matters, for which it has been paid legal fees. Stephen M. Nagler, a member of Eaton & Van Winkle LLP, is a Director of the Registrant. Eaton & Van Winkle LLP owns 90,000 shares of our Common Stock, and Mr. Nagler is the beneficial owner of 205,455 shares of our Common Stock.

      Our consolidated financial statements for the year ended December 31, 2005 and December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance on the report of independent accountants Goldstein Golub Kessler LLP, and Bildner and Giannasco LLP, respectively, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is a part of a registration statement on Form S-8, which we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about our securities, you should consult the registration statement and the exhibits thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

      We file annual and special reports and other information with the SEC (Commission File Number 0000918387) pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). These filings contain important information which does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The SEC maintains a web site (www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Michael A. Gales, at the address provided on the cover of this Prospectus, or
(631)328-7024. You may also obtain information about us by visiting our website at www.airindmc.com. Information contained in our website is not part of this prospectus.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below:

      1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

      2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006;

      3. The reports filed pursuant to Section 8-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2006; and

      4. 2005 Stock Incentive Plan of Gales Industries Incorporated, incorporated by reference to Exhibit 10.14 of the Registrant's Form 8-K report, dated December 6, 2005.

      All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents

Item 4. Description of Securities.

      Disclosed in Prospectus under identical heading - "Description of Securities"

Item 5. Interests of Named Experts and Counsel

      Disclosed in Prospectus under "Experts and Counsel"

Item 6. Indemnification of Directors and Officers.

            The Registrant's Certificate of Incorporation, (the "Certificate") provides that the Registrant shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Registrant or is or was serving as an officer or director of another entity at the request of the Registrant, against expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred in connection therewith. The Certificate provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

            Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

            Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director or the corporation or its shareholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Registrant has obtained insurance policies insuring the directors and officers of the Registrant against certain liabilities that they may incur in their capacity as directors and officers.

            Pursuant to the Agreement and Plan of Merger by and among the Registrant and Gales Industries Incorporated, a wholly-owned subsidiary of the Registrant ( the "Subsidiary"), dated as of January 13, 2006, the Registrant agreed to fulfill and honor the obligations of Subsidiary which existed prior to the merger to indemnify Subsidiary's present and former directors and officers. The certificate of incorporation and by-laws of Subsidiary provide for the indemnification and elimination of liability for monetary damages to the same extent as set forth in Subsidiary's certificate of incorporation and by-laws and such provision may not be amended, repealed or otherwise modified for a period of six years after the merger in any manner that would adversely affect the rights of the directors or officers of Subsidiary at the time of the completion of the merger. The Registrant has agreed to guarantee the timely payment of all funds owing by, and the timely performance of all obligations of Subsidiary relating to these indemnification obligations.

Item 7. Exemption from Registration Claimed.

      The issuance of the common shares to the selling shareholders was exempt from the registration requirements of the Securities Act, under Section 4(2) of such Securities Act.

Item 8. Exhibits.

      The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit     Description
-------     -----------
  4.1       2005 Stock Incentive Plan of Gales Industries Incorporated,
            incorporated by reference to Exhibit 10.14 of the Registrant's Form
            8-K report, dated December 6, 2005.

  5.1 Opinion of Eaton & Van Winkle LLP, counsel to the Registrant, as to the validity of common shares being registered.

  23.1      Consent of Independent Accountants Bildner & Giannasco LLP

  23.2      Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1)

  23.3      Consent of Independent Accountants Goldstein Golub Kessler LLP

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 17, 2007.

                                          GALES INDUSTRIES INCORPORATED


                                          By: /s/ Michael Gales
                                              ----------------------------------
                                              Name:  Michael Gales
                                              Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                Capacities                            Date


/s/ Michael A. Gales           Executive Chairman               January 17, 2007
-------------------------
Michael A. Gales


/s/ Louis A. Giusto            Vice Chairman, Chief Financial   January 17, 2007
-------------------------      Officer and Treasurer
Louis A. Giusto


/s/ Peter D. Rettaliata        Director, President and Chief    January 17, 2007
-------------------------      Executive Officer
Peter D. Rettaliata


                               Director, Executive Vice         January __, 2007
-------------------------      President
Dario A. Peragallo


/s/ Seymour G. Siegel          Director                         January 17, 2007
-------------------------
Seymour G. Siegel


/s/ Rounsevelle W. Schaum      Director                         January 17, 2007
-------------------------
Rounsevelle W. Schaum

                               Director                         January __, 2007
-------------------------
Ira A. Hunt Jr.


/s/ Stephen M. Nagler          Director, Secretary              January 17, 2007
-------------------------
Stephen M. Nagler


                               Director                         January __, 2007
-------------------------
James A. Brown

                                    THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized, in the City of Bay Shore, State of New York, on January 17, 2007.

2005 STOCK INCENTIVE PLAN OF GALES INDUSTRIES INCORPORATED


                                                By: /s/ Michael A. Gales
                                                    ----------------------------
                                                    Michael A. Gales
                                                    Executive Chairman